Exhibit 99.1

ENBRIDGE ENERGY COMPANY, INC.

(a wholly-owned subsidiary of Enbridge Pipelines Inc.)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30, 2004	December 31, 2003
	(unaudited, dollars in millions)
ASSETS

Current assets
Cash and cash equivalents	$18.1	$17.1
Due from affiliates	9.8	5.9
Accounts receivable and other	9.6	7.6
Loans to affiliates	707.4	498.9
Other current assets	1.5	0.9
	746.4	530.4

Long-term loans to affiliates	134.0	307.9
Investment in Enbridge Energy Partners, L.P.	537.8	531.8
Deferred charges and other	11.3	10.3
Property, plant and equipment, net	128.4	123.3
Goodwill	25.0	25.0
	$1,582.9	$1,528.7

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities
Accounts payable and other	19.0	18.6
Due to affiliates	—	1.5
Loans from affiliates	10.4	5.5
Current maturities	158.0	—
	187.4	25.6

Long-term debt	117.0	275.0
Deferred credits	84.5	64.8
Deferred income taxes	202.7	212.3
Minority interest	320.7	306.7
	724.9	884.4

Shareholder’s equity
Common stock:
Authorized – 750,000 shares
Issued – 678,167 in 2004 and 2003, no par value	—	—
Contributed surplus	337.6	337.5
Retained earnings	287.2	260.0
Accumulated other comprehensive income	45.8	46.8
	670.6	644.3

	$1,582.9	$1,528.7

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited consolidated statements of financial position of Enbridge Energy Company, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information.  Accordingly, they do not include all the disclosures required by US GAAP for complete financial statements.  In the opinion of management, they contain all adjustments, consisting only of normal recurring adjustments, which management considers necessary to present fairly the financial position as of September 30, 2004 and December 31, 2003.

2. FOREIGN CURRENCY TRANSLATION

The Company’s functional currency for certain of its subsidiaries is the Canadian dollar.  Assets and liabilities are translated into U.S. dollars using the exchange rate on the balance sheet date, except non-monetary items, which are translated on a historical basis.  Gains and losses resulting from these foreign currency translation adjustments are included as a component of comprehensive income.

3. POSTRETIREMENT BENEFITS

In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”) was enacted in the United States of America.  The Act introduced a prescription drug benefit under Medicare as well as a nontaxable federal subsidy to sponsors of retiree health benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare prescription drug benefit (Medicare Part D).  In May 2004, the Financial Accounting Standards Board issued Staff Position No. 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003” (“FSP No. 106-2”), which addresses the accounting and disclosure requirements associated with the effects of the Act.  The Center for Medicare and Medicaid Services (the branch of the U.S. Government responsible for Medicare Part D) is still developing specific regulations regarding final implementation of the Act.

The Company has determined from its actuary that one of its postretirement benefit plans which provides prescription drug benefits coverage is currently actuarially equivalent to Medicare Part D and has therefore elected to recognize the effects of the Act on its postretirement benefit plans by implementing the provisions specified in FSP 106-2 retroactively to January 1, 2004.  Accordingly, the Company has reduced its accumulated postretirement benefit obligation (“APBO”) for the effect of the subsidy related to benefits attributed to prior service by approximately $6.4 million.

4. SUBSEQUENT EVENTS

CCPS

In September 2003, we acquired 90% of the outstanding shares of CCPS Transportation L.L.C., owner of the Cushing to Chicago Pipeline System. Of the total purchase price of $116.5 million, $57.0 million was paid on the date of acquisition and $55.0 million, plus interest of $4.5 million, was paid in December 2004. This final payment triggered the vendor’s right to sell the remaining 10% to us at a cost of $12.4 million. This right expires on December 31, 2005 and, if exercised, obligates us to buy the remaining interest.